Exhibit 4.2
                                       -1-

                                 FIFTH AMENDMENT
                          TO REVOLVING CREDIT AGREEMENT

         Fifth Amendment to Revolving Credit Agreement dated as of July 7, 1995 (the "FIFTH AMENDMENT"), by and among SPECIALTY RETAILERS, INC., a Delaware corporation ("SRI"), PALAIS ROYAL, INC., a Texas corporation (the "BORROWER"), THE FIRST NATIONAL BANK OF BOSTON and the other lending institutions listed on
SCHEDULE 1 to the Credit Agreement (as hereinafter defined) (the "BANKS") and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Banks (in such capacity, the "AGENT"), amending certain provision of the Revolving Credit Agreement dated as of January 28, 1994 (as amended and in effect from time to time, the "CREDIT AGREEMENT") by and among SRI, the Borrower, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, SRI, the Borrower, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Fifth Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         ss.1. AMENDMENT TO ss.1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

                           "SZOLDS. Szolds, Inc., a ____________ corporation."

                           "SZOLDS ACQUISITION.  The acquisition by the
                  Borrower of certain of the assets of Szolds pursuant to the terms of the Szolds Purchase Agreement."

                           "SZOLDS PURCHASE AGREEMENT.  The [Purchase and Sale
                  Agreement] dated as of May 5, 1995 between Szolds and the Borrower, which agreement shall be in form and substance satisfactory to the Agent."

         ss.2. AMENDMENT TO ss.9 OF THE CREDIT AGREEMENT. Section 9 of the Credit Agreement is hereby amended by deleting ss.9.5.1 in its entirety and restating it as follows:

                  "9.5.1. MERGERS AND ACQUISITIONS. Neither SRI nor the Borrower will become a party to any merger or consolidation, or agree to or effect any asset
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         acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practice or the merger of SRI and the Borrower) except the Borrower may effect the Acquisition, the Kline Acquisition, the Mammoth Acquisition and the Szolds Acquisition, PROVIDED, that (a) no Default or Event of Default has occurred or is continuing or would exist after giving effect thereto; (b) the Borrower has provided the Agent with prior written notice of each of the Acquisition, the Kline Acquisition, the Mammoth Acquisition and the Szolds Acquisition; (c) the aggregate total consideration for (i) the Acquisition does not exceed, in the aggregate, $21,400,000, and the consideration for assets acquired in the Acquisition other than the Purchased Receivables does not exceed $5,000,000 in the aggregate; (ii) the Kline Acquisition does not exceed, in the aggregate, $200,000; (iii) the Mammoth Acquisition does not exceed, in the aggregate, $1,800,000; and (iv) the Szolds Acquisition does not exceed, in the aggregate, $500,000, and (d) the Borrower has demonstrated to the Agent based on a PRO FORMA Compliance Certificate covenant compliance with ss.10 on a PRO FORMA basis immediately prior to and after giving effect to each of the Acquisition, the Kline Acquisition, the Mammoth Acquisition and the Szolds Acquisition on the assumption that each such acquisition occurred at the beginning of the covenant calculations period.

                  In the event any new Subsidiary is formed as a result of or in connection with the Acquisition, the Kline Acquisition, the Mammoth Acquisition or the Szolds Acquisition, the Loan Documents shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such Subsidiary, and such Subsidiary shall be required to execute and deliver to the Agent
         (a) a guaranty satisfactory to the Agent guaranteeing the Obligations of the Borrower to the Agent and the Banks and (b) a security agreement and such other security documents as the Agent and the Banks shall require in order to grant to the Agent for the benefit of the Agent and the Banks a first priority perfected security interest in all of such new Subsidiary's assets.

         ss.3. AMENDMENT TO ss.10 OF THE CREDIT AGREEMENT. Section 10 of the Credit Agreement is hereby amended as follows:

         (a) Section 10.1 of the Credit Agreement is hereby amended by deleting the table set forth in ss.10.1 in its entirety and restating its as follows:
                           Period                                    Ratio
                           ------                                    -----
         Fiscal Quarters ending April 29, 1995
           through October 28, 1995............................    0.90:1.00
         Fiscal Quarter ending February 3, 1996................    1.25:1.00
         Fiscal Quarters ending May 4, 1996
           through February 1, 1997............................    1.30:1.00

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         each fiscal quarter thereafter........................    1.40:1.00

         (b) Section 10 of the Credit Agreement is further amended by inserting immediately after the text of ss.10.1 the following:

                  ss.10.2 CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary to make, Capital Expenditures (including any expenditures made in connection with any permitted acquisitions) in the fiscal year ending February 3, 1996 that exceed, in the aggregate, $28,000,000 for such fiscal year.

         ss.4. CONDITIONS TO EFFECTIVENESS. This Fifth Amendment shall not become effective until the Agent receives the following:

                  (a) a counterpart of this Fifth Amendment executed by SRI, the Borrower, the Banks and the Agent;

                  (b) a copy of the Szolds Purchase Agreement, pursuant to which the Borrower will be acquiring certain assets of Szolds (the "Proposed Szolds Acquisition"), which Szolds Purchase Agreement shall be in form and substance satisfactory to the Agent and the Banks;

                  (c) a PRO FORMA Compliance Certificate demonstrating compliance with ss.10 of the Credit Agreement on a PRO FORMA basis immediately prior to and after giving effect to the Proposed Szolds Acquisition on the assumption that such acquisition occurred at the beginning of the covenant calculations period;

                  (d) a letter from the Borrower and SRI detailing any changes to the Perfection Certificate of the Borrower or SRI as a result of the Proposed Szolds Acquisition;

                  (e) evidence satisfactory to the Agent that the assets to be acquired pursuant to the Proposed Szolds Acquisition will be acquired free and clear of any and all liens and encumbrances, which evidence shall include but not be limited to, copies of filed UCC-3 termination statements and mortgage discharges; and

                  (f) any UCC-1 financing statements and other documents and instruments requested by the Agent in order to grant to the Agent, for the benefit of the Banks and the Agent, a perfected first priority security interest in the assets acquired pursuant to the Proposed Szolds Acquisition which constitute general intangibles; and

         ss.5. REPRESENTATIONS AND WARRANTIES. Each of SRI and the Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in ss.7 of the Credit Agreement, PROVIDED, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.

         ss.6. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the
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Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Fifth Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         ss.7. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of SRI, the Borrower or any rights of the Agent or the Banks consequent thereon.

         ss.8. COUNTERPARTS. This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         ss.9. GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       -5-

         IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as a document under seal as of the date first above written.

                                      SPECIALTY RETAILERS, INC.

                                      By: JERRY C. IVIE
                                      Title: Senior Vice President,
                                             Secretary and Treasurer

                                      PALAIS ROYAL, INC.

                                      By: JERRY C. IVIE
                                      Title: Senior Vice President,
                                             Secretary and Treasurer

                                      THE FIRST NATIONAL BANK
                                         OF BOSTON, individually and
                                         as Agent

                                      By: BRIAN GARRETY
                                      Title: Vice President

                                      UNION BANK

                                      By: ANITA HOLLINGSWORTH
                                      Title: Vice President

                                       -6-

                            RATIFICATION OF GUARANTY

         The undersigned guarantor (the "Guarantor") hereby acknowledges and consents to the foregoing Fifth Amendment as of July 7, 1995 and agrees that the Guaranty dated as of January 28, 1994, in favor of the Agent for the benefit of the Agent and the Banks, and all other Loan Documents to which the Guarantor is a party remain in full force and effect, and the Guarantor confirms and ratifies all of its obligations thereunder.

                                      SPECIALTY RETAILERS, INC.

                                      By: JERRY C. IVIE
                                      Title: Senior Vice President,
                                             Secretary and Treasurer